QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
TTM TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 26, 2003

To our Shareholders:

        The 2003 Annual Meeting of Shareholders of TTM Technologies, Inc. will be held at 10:00 a.m., local time, on Thursday, June 26, 2003 at our corporate offices located at 2630 S. Harbor Blvd., Santa Ana, California 92704. At the meeting, shareholders will vote on the following matters:

  1.
  Election of three class III directors for a term expiring in 2006; and

  2.
  Any other matters that properly come before the meeting and any postponement or adjournment thereof.

        Shareholders of record as of the close of business on May 14, 2003 are entitled to notice of, and to vote at, the meeting and any postponement or adjournment thereof.

        Whether or not you expect to be present please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

By Order of the Board of Directors,

Santa Ana, California	/s/STACEY M. PETERSON
May 27, 2003	Secretary

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

i

TTM TECHNOLOGIES, INC.

ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

        This proxy statement contains information related to our annual meeting of shareholders to be held on Thursday, June 26, 2003, beginning at 10:00 a.m. local time, at our corporate offices located at 2630 South Harbor Boulevard, Santa Ana, California 92704 and at any adjournments or postponements thereof. The purpose of this proxy statement is to solicit proxies from the holders of our common stock for use at the meeting. The approximate date that this proxy statement, the accompanying notice of annual meeting, and the enclosed form of proxy are being sent to shareholders is on or about May 27, 2003. You should review this information in conjunction with our 2002 Annual Report to Shareholders, which accompanies this proxy statement.

ABOUT THE MEETING

What is the purpose of the annual meeting?

        At the annual meeting, shareholders will vote on the election of directors. In addition, our management will report on our performance during 2002 and respond to questions from our shareholders.

Who is entitled to vote at the meeting?

        Only shareholders of record at the close of business on the record date, May 14, 2003, are entitled to receive notice of the annual meeting and to vote the shares of our common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

Who may attend the meeting?

        All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of a majority of all of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 39,860,627 shares of our common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting but will not be counted as votes cast "for" or "against" any given matter.

        If less than a majority of the outstanding shares of common stock entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting to another date, time, or place, and notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before an adjournment is taken.

How do I vote?

        If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with us either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the board's recommendations?

        Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. Each of the board's recommendations is set forth together with the description of each item in this proxy statement. In summary, the board recommends a vote for election of its nominees for directors.

        Our board of directors does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate board nominees for directors. In the event that any other matter should properly come before the meeting or any nominee for director is not available for election, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in accordance with their best judgment.

What vote is required to approve each item?

        Election of Directors.    The affirmative vote of a plurality of the votes cast at the meeting by each holder of common stock (either in person or by proxy) is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Shareholders do not have the right to cumulate their votes for directors.

        Other Items.    For each other item, the affirmative vote of a majority of the votes cast at the meeting by each holder of common stock (either in person or by proxy) will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

What are the effects of "broker non-votes"?

        If you hold your shares in street name through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters. Shares represented by these "broker non-votes" will, however, be counted in determining whether there is a quorum. As a result, "broker non-votes" will have the effect of a negative vote on some matters.

Who will pay for the preparation of the proxy?

        We will pay the cost of preparing, assembling, and mailing the proxy statement, notice of meeting, and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of the proxy material to the beneficial owners of our common stock and to request authority for the execution of proxies and we may reimburse such persons for their expenses incurred in connection with these activities.

        Our principal executive offices are located at 2630 S. Harbor Blvd., Santa Ana, California 92704 and our telephone number is (714) 327-3000. A list of shareholders entitled to vote at the annual meeting will be available at our offices for a period of 10 days prior to the meeting and at the meeting itself for examination by any shareholder.

ELECTION OF DIRECTORS

Directors and Nominees

        Our board of directors is divided into three classes with each class of directors serving for a three-year term or until successors of that class have been elected and qualified. At the annual meeting, our shareholders will elect three class II directors, each of whom will serve a term expiring at the 2006 annual meeting, or until his successor has been duly elected and qualified.

        Our board of directors has no reason to believe that any nominee will refuse to act or be unable to accept election. However, if any of them is unable to accept election or if any other unforeseen contingencies should arise, our board of directors may designate a substitute nominee. If our board of directors designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by our board of directors.

        Our board of directors has nominated Jeffrey W. Goettman, Michael E. Moran, and John G. Mayer, each of whom are currently serving as directors, to stand for re-election. If elected, Messrs. Goettman, Moran, and Mayer will serve as class III directors for a three-year term expiring at the 2006 annual meeting. Mr. Bass currently serves as a class I director, and his term will expire at the annual meeting of shareholders in 2004. Messrs. Alder, Beck, and McCormick currently serve as class II directors, and their term will expire at the annual meeting of shareholders in 2005.

        The following table, together with the accompanying text, sets forth certain information, with respect to each of our directors.

Name	Age	Position(s) Held
Kenton K. Alder	53	Chief Executive Officer, President, and Director
James K. Bass	46	Director
Richard P. Beck	69	Director
Jeffrey W. Goettman.	44	Chairman and Director
John G. Mayer	52	Director
Douglas P. McCormick	34	Director
Michael E. Moran	39	Vice-Chairman and Director

        There are no family relationships among our directors.

        Kenton K. Alder has served as our Chief Executive Officer, President and Director since March 1999. From January 1997 to July 1998, Mr. Alder served as Vice President of Tyco Printed Circuit Group Inc., a printed circuit board manufacturer. Prior to that time, Mr. Alder served as President and Chief Executive Officer of ElectroStar, Inc., a publicly held printed circuit board manufacturing company, from December 1994 to December 1996. From January 1987 to November 1994, Mr. Alder served as President of Lundahl Astro Circuits Inc., a predecessor company to ElectroStar. Mr. Alder holds a Bachelor of Science in Finance and a Bachelor of Science in Accounting from Utah State University.

        James K. Bass has served as our Director since September 2000. Mr. Bass has been the Chief Executive Officer and a Director of Suntron Corporation, a publicly held provider of high mix electronic manufacturing services, since its incorporation in May 2001 and as Chief Executive Officer of EFTC Corporation, a subsidiary of Suntron, since July 2000. From 1996 to July 2000, Mr. Bass was a Senior Vice President of Sony Corporation. Prior to that, Mr. Bass spent 15 years in various manufacturing management positions at the aerospace group of General Electric Corporation. Mr. Bass holds a B.S.M.E. from Ohio State University.

        Richard P. Beck has served as our Director since February 2001. Mr. Beck is presently retired. From February 1998 to November 2001, Mr. Beck served as Senior Vice President and Chief Financial Officer of Advanced Energy Industries, a publicly held manufacturer of power conversion systems and integrated technology solutions, and continues to serve as a Director of the company. From March 1992 until February 1998, Mr. Beck served as Vice President and Chief Financial Officer of Advanced Energy. From November 1987 to March 1992, Mr. Beck served as Executive Vice President and Chief Financial Officer for Cimage Corporation, a computer software company. Mr. Beck is also Chairman of the Board, chairman of the audit committee, and serves on the compensation committee of Applied Films Corporation, a publicly held flat panel display manufacturer of flat panel display equipment. He is also a director of Photon Dynamics, Inc. a publicly held manufacturer of flat panel display test equipment and serves on its audit committee. Mr. Beck holds a Bachelor of Science in Accounting and Finance and a Master of Business Administration from Babson College.

        Jeffrey W. Goettman has served as our Chairman and Director since January 1999. Mr. Goettman has been a Managing Partner of Thayer Capital Partners, a private equity investment company, since April 2001. Mr. Goettman joined Thayer Capital Partners in February 1998. Prior to that time, Mr. Goettman served as a Managing Director and founder of the Electronics Manufacturing Services Group at Robertson Stephens & Co. Inc., an investment bank, from February 1994 to February 1998. In addition, Mr. Goettman has been the Chairman of the Board of Suntron Corporation since May 2001. Mr. Goettman holds a Bachelor of Science from Duke University and a Master of Business Administration from the Stanford University Graduate School of Business.

        John G. Mayer has served as our Director since September 2000. Mr. Mayer is presently retired. From January 1997 to November 1999, Mr. Mayer served as Vice President of Tyco Printed Circuit Group, Inc., a printed circuit board manufacturer. Mr. Mayer served as Chief Operating Officer of ElectroStar, Inc., previously a publicly held printed circuit board manufacturing company, from December 1994 to December 1996. From April 1986 to November 1994, Mr. Mayer served as President of Electro-Etch Circuits, Inc., a predecessor company to ElectroStar. Mr. Mayer holds a Bachelor of Arts in History, the Arts and Letters from Yale University and a Juris Doctor from UCLA School of Law.

        Douglas P. McCormick has served as our Director since September 1999. Mr. McCormick has been a Managing Director of Thayer Capital Partners, a private equity investment company, since January 2001, and was a Vice President and Principal of that company since January 1999. Prior to that time, Mr. McCormick served as an associate at Morgan Stanley & Co. Incorporated, an investment bank, from June 1997 to January 1999. In addition, Mr. McCormick has been a Director of Suntron Corporation since October 2001. Mr. McCormick holds a Bachelor of Science in Economics from the United States Military Academy and a Master of Business Administration from Harvard Business School.

        Michael E. Moran has served as our Director since January 1999 and our Vice Chairman since June 1999. Mr. Moran has been a Managing Partner of Brockway Moran & Partners, Inc., a private equity investment firm, since September 2000. Mr. Moran was a founding partner of Brockway Moran & Partners, Inc. in January 1998. Mr. Moran served as a Senior Vice President at Trivest, Inc., a private equity investment firm, from 1994 to 1998. Mr. Moran previously served on the board of directors of ElectroStar, Inc., a publicly held printed circuit board manufacturing company that was sold to Tyco International in January 1997. Mr. Moran holds a Bachelor of Science in Business Administration from Drake University and a Master of Business Administration from DePaul University.

Meetings and Committee of the Board of Directors

        Our board of directors held seven meetings during the fiscal year ended December 31, 2002 and also took action by written consent. All of our directors attended more than 75% of the aggregate of (i) total number of meetings of the board of directors held during fiscal year 2002, and (ii) the total number of meetings held by all committees of our board of directors on which such person served during fiscal year 2002.

        Our board of directors has established two standing committees: an audit committee and a compensation committee. We do not have a nominating committee. The audit committee reviews and monitors our corporate financial reporting and our external audits, including, among other things, our control functions, the results and scope of the annual audit and other services provided by our independent auditors, and our compliance with legal requirements that have a significant impact on our financial reports. The audit committee also consults with our management and our independent auditors regarding the preparation of financial statements and, as appropriate, initiates inquiries into aspects of our financial affairs. In addition, the audit committee has the responsibility to consider and recommend the appointment of, and to review fee arrangements with, our independent auditors. The current members of the audit committee are Messrs. Bass, Beck, and Mayer. The audit committee held seven meetings in fiscal year 2002.

        The compensation committee provides a general review of our compensation and benefit plans to ensure that they meet corporate objectives. In addition, the compensation committee reviews the chief executive officer's recommendations on compensation of our officers and adopting and changing major compensation policies and practices, and reports its recommendations to the whole board of directors for approval and authorization. The compensation committee administers our stock plans and is comprised of Messrs. Goettman, Mayer, and Moran. The compensation committee held one meeting and took action by written consent in fiscal year 2002.

Director Compensation and Other Information

        Our non-employee directors receive the following compensation: an annual cash retainer of $15,000 to attend four in-person board meetings per year, a $500 payment per meeting, a $1,000 payment for each audit committee meeting, $500 per year for serving as a committee chairman, and reimbursement of expenses relating to the board meetings. Non-employee directors are also paid $5,000 per director for attending any "special" committee set up to represent the interests of the minority shareholders.

        Upon election, each non-employee director receives an option to purchase 20,000 shares of our common stock. At each annual meeting of shareholders, each non-employee director, who has served as a director for the previous six months, receives an option to purchase 4,000 shares of our common stock. The options provided to the non-employee directors expire on the grant date's tenth anniversary. The initial director option grants vest over a five-year period, and the annual director option grants cliff vest on the fifth anniversary of the grant date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows the amount of each class of common stock beneficially owned as of March 31, 2003, by (a) each of our directors and nominees for director, (b) each of our current executive officers, (c) all of our directors and current executive officers as a group, and (d) each person known by us to own beneficially more than five percent of our outstanding common stock.

Beneficial Ownership Table

	Shares Beneficially Owned
Name and Address of Beneficial Owner(1)
	Number	Percent(2)
Directors and Executive Officers:
Kenton K. Alder(3)	473,942	1.2%
Jeffrey W. Goettman(4)	16,855,201	42.3%
Michael E. Moran(5)	809,873	2.0%
Stacey M. Peterson(6)	95,170	*
O. Clay Swain(7)	88,961	*
Shane S. Whiteside(8)	94,693	*
James K. Bass	8,000	*
Richard P. Beck(9)	13,000	*
John G. Mayer	8,000	*
Douglas P. McCormick(4)	16,855,201	42.3%
All directors and executive officers as a group (11 persons)(10)	18,446,840	46.3%
5% Shareholders:
Circuit Holdings(11)	15,652,731	39.3%
Thayer Capital Partners entities(12)	18,255,725	45.8%
Brockway Moran & Partners Fund, L.P.(13)	809,873	2.0%
Janus Capital Management LLC (14)	2,140,185	5.4%
Royce & Associates Inc.(15)	4,047,800	10.2%
Dalton, Greiner, Hartman, Maher & Co(16)	3,281,280	8.2%

*
Represents less than 1% of our outstanding common stock.

(1)
Except as otherwise indicated, the address of each person listed on the table is 2630 S. Harbor Blvd, Santa Ana, CA, 92704.

(2)
We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included the shares of common stock subject to options and warrants held by that person that are currently exercisable or will become exercisable within 60 days after March 31, 2003, but we have not included those shares for purposes of computing percentage ownership of any other person. We have assumed unless otherwise indicated that the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Beneficial ownership is based on 39,821,972 shares of our common stock outstanding as of March 31, 2003.

(3)
Includes 1,500 shares held by Mr. Alder's children and 330,442 shares issuable upon exercise of options within 60 days of March 31, 2003.

(4)
Includes 16,855,201 shares beneficially owned by the Thayer Capital Partners entities. See footnote 11. Messrs. Goettman and McCormick each disclaim beneficial ownership of the shares held by the Thayer Capital Partner entities, except to the extent of their pecuniary interests.

(5)
Includes 809,873 shares beneficially owned by Brockway Moran & Partners Fund, L.P. Mr. Moran disclaims beneficial ownership of the shares held by Brockway Moran & Partners, Inc., except to the extent of his pecuniary interest.

(6)
Includes 92,670 shares issuable upon exercise of options within 60 days of March 31, 2003.

(7)
Includes 87,961 shares issuable upon exercise of options within 60 days of March 31, 2003.

(8)
Includes 94,693 shares issuable upon exercise of options within 60 days of March 31, 2003.

(9)
Includes 8,000 shares issuable upon exercise of options within 60 days of March 31, 2003.

(10)
Includes 629,766 shares issuable upon exercise of options within 60 days of March 31, 2003.

(11)
Circuit Holdings is owned as follows:

Thayer Equity Investors III, L.P.	31%
Thayer Equity Investors IV, L.P.	28%
TC Circuits, L.L.C.	1%
Brockway Moran & Partners Fund, L.P.	40%

Total	100%
(12)
Represents shares held by each of Thayer Equity Investors III, L.P., Thayer Equity Investors IV, L.P. and TC Circuits L.L.C., together with the shares held directly by Circuit Holdings. The Thayer Capital Partners entities are affiliates of and are deemed to beneficially own all of the shares that are directly owned by Circuit Holdings.

  Thayer Equity Investors III, L.P. and TC Circuits L.L.C. are each controlled by limited liability companies the managing members of which are Frederick Malek, Carl Rickertsen and Paul Stern.

  Thayer Equity Investors IV, L.P. is controlled by a limited liability company the managing members of which are Frederick Malek and Carl Rickertsen.

  Mr. Goettman, one of our directors, is a Managing Director of each of the limited liability companies that control Thayer Equity Investors III, L.P. and Thayer Equity Investors IV, L.P. Mr. McCormick, one of our directors, is a Vice President of the limited liability company that controls Thayer Equity Investors IV, L.P.

(13)
Brockway Moran & Partners Fund, L.P. is controlled by Brockway Moran & Partners, Inc. Peter C. Brockway, Michael E. Moran and H. Randall Litten are the only shareholders of Brockway Moran & Partners, Inc., and none of these persons owns a majority interest in Brockway Moran & Partners, Inc. Mr. Moran, one of our directors, is a Managing Partner of Brockway Moran & Partners, Inc.

(14)
Based on a Schedule 13G, dated February 14, 2003, filed by Janus Capital Management LLC ("Janus") with the SEC, which indicates that Janus has an indirect 100% ownership stake in Bay Isle Financial LLC ("Bay Isle") and an indirect 50.1% ownership stake in Enhanced Investment Technologies LLC ("INTECH"). Janus, Bay Isle and INTECH are registered investment advisers, each furnishing investment advice to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to individual and institutional clients (collectively referred to herein as "Managed Portfolios"). As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Janus may be deemed to be the beneficial owner of shares of our common stock held by such Managed Portfolios. Janus' address is 100 Fillmore Street, Denver, Colorado 80206-4923.

(15)
Based on a Schedule 13G, dated February 5, 2003, filed by Royce & Associates, LLC ("Royce") with the SEC, which indicates that Royce is an investment advisor registered under the Investment Advisors Act of 1940, and that its address is 1414 Avenue of the Americas, New York, NY 10019.

(16)
Based on a Schedule 13G, dated February 9, 2003, filed by Dalton, Greiner, Hartman, Maher & Co ("Dalton") with the SEC, which indicates that Dalton is an investment advisor registered under the Investment Advisors Act of 1940, and that its address is 565 Fifth Ave., Suite 2101, New York, NY 10017.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, officers, and persons who own more than 10% of a registered class of our securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Directors, officers, and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        Except as may be noted below, based solely upon our review of the copies of such forms that we received during the fiscal year ended December 31, 2002, and written representations that no other reports were required, we believe that each person who at any time during such fiscal year was a director, officer, or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during such fiscal year.

EXECUTIVE COMPENSATION

        The following table sets forth information concerning the compensation for the fiscal years ended December 31, 2002, 2001, and 2000 earned by our Chief Executive Officer and by our other executive officers whose cash salary and bonus exceeded $100,000 in 2002.

Summary Compensation Table

							Long-Term Compensation
	Annual Compensation						Awards	Payouts
Name and Principal Position	Year	Salary($)	Bonus($)		Other Annual Compensation ($)(1)		Securities Underlying Options(#)	LTIP Payouts ($)	All Other Compensation($)
Kenton K. Alder Chief Executive Officer, President and Director	2002 2001 2000	266,442 250,000 227,142	— 65,000 350,000	(2) (3)	— — —		85,000 — 100,000	— — —	1,179 2,190 2,500	(4) (4) (4)
Stacey M. Peterson Chief Financial Officer and Secretary	2002 2001 2000	175,077 137,735 132,923	— 35,000 125,000	(2) (3)	— — 20,000	(5)	61,000 — 178,400	— — —	1,931 1,169 —	(4) (4)
O. Clay Swain Vice President, Sales and Marketing	2002 2001 2000	147,366 140,000 113,725	— 30,000 124,000	(2) (3)	— — —		41,000 — 178,126	— — —	— — —
Shane S. Whiteside Chief Operating Officer	2002 2001 2000	147,366 140,000 119,500	— 31,000 125,000	(2)	— — —		60,000 — 35,626	— — —	1,412 996 1,400	(4) (4) (4)

(1)
Except as otherwise provided in this table, no amounts for perquisites and other personal benefits received by any of the named executive officers are shown because the aggregate dollar amounts were lower than $50,000 or 10% of the combined annual salary and bonus compensation, as established by the rules of the SEC.

(2)
Represents a bonus paid in 2002 based on our performance in 2001.

(3)
Represents a bonus paid in 2001 based on our performance in 2000.

(4)
Represents matching contributions by us under our 401(k) plan.

(5)
Represents a signing bonus paid to Ms. Peterson when she joined us.

Stock Option Grants

        The following table sets forth information concerning the grant of stock options in 2002 to our Chief Executive Officer and our other executive officers named in the Summary Compensation Table. We did not grant any stock appreciation rights in 2002.

Option Grants In Last Fiscal Year

Individual Grants
	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal Year(2)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
			Exercise or Base Price ($/Sh)	Grant Date Market Value
Name					Expiration Date
						5%($)	10%($)
Kenton K. Alder	25,000 60,000	3.8 9.2%	10.15 2.76	$10.15 2.76	3/11/2012 12/30/2012	159,582 104,145	404,412 263,924
Stacey M. Peterson	21,000 40,000	3.2 6.2	10.15 2.76	10.15 2.76	3/11/2012 12/30/2012	134,049 69,430	339,706 175,949
O. Clay Swain	16,000 25,000	2.5 3.8	10.15 2.76	10.15 2.76	3/11/2012 12/30/2012	102,132 43,394	258,824 109,968
Shane S. Whiteside	20,000 40,000	3.1 6.2	10.15 2.76	10.15 2.76	3/11/2012 12/30/2012	127,666 69,430	323,530 175,949

(1)
Represents options to purchase shares of our common stock. Generally, the options become exercisable for 20% of the underlying shares on the first anniversary of the date of grant and for the balance in equal annual installments over the four-year period thereafter, so long as the named executive remains employed by us or one of our subsidiaries. To the extent they are not already exercisable, the options generally become fully exercisable if we are liquidated or dissolved, upon a sale or other disposition of all or substantially all of our assets, or a merger or consolidation after which our existing shareholders cease to hold more than 50% of the voting power of the resulting entity. In addition, the compensation committee of our board of directors may, in its discretion, accelerate the date on which any option may be exercised, and may accelerate the vesting of any shares subject to any option.

(2)
The percentages above are based on an aggregate of 650,000 shares subject to options we granted to employees in the year ended December 31, 2002.

(3)
Potential realizable value assumes that the stock price increases from the date of the grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). The 5% and 10% assumed annual rates of appreciation are mandated by SEC rules and do not represent our estimate or projection of the future price of our common stock. We do not believe that this method accurately illustrates the potential value of a stock option.

Option Values and Holdings as of December 31, 2002

        The following table sets forth information with respect to our executive officers named in the Summary Compensation Table concerning options exercised in 2002 and unexercised options held by them as of the end of such fiscal year:

	Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value
			Number of Unexercised Options at December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable($)	Unexercisable($)
Kenton K. Alder	17,500	$94,920	325,442	357,934	$191,246	$175,066
Stacey M. Peterson	—	—	75,930	163,470	$36,669	$68,949
O. Clay Swain	2,044	$11,087	73,361	143,721	$31,966	$56,545
Shane Whiteside	—	—	90,693	147,433	$51,216	$65,859

(1)
The closing sale price per share for our common stock as reported by the Nasdaq National Market on December 31, 2002, was $3.30. The option value is calculated by multiplying (a) the positive difference, if any, between $3.30 and the option exercise price by (b) the number of shares of common stock underlying the option.

Employment Agreements and Change of Control Arrangements

        We have entered into the following employment and change in control arrangements and agreements with our current executive officers.

        Kenton K. Alder.    On August 3, 2000, we entered into an employment agreement with Kenton Alder, our President and Chief Executive Officer. The agreement terminates on August 3, 2003, unless earlier terminated by Mr. Alder or us. During his employment, Mr. Alder will receive a base salary of $250,000 per year subject to adjustment by our board from time to time. In addition, Mr. Alder is entitled to participate in any medical, incentive compensation, life insurance, and fringe benefits plans and programs in effect from time to time.

        In the event we terminate Mr. Alder's employment without cause or Mr. Alder resigns for good reason at any time prior to a change in control or more than one year following a change in control, Mr. Alder is entitled to continuation of his base salary for twelve months. In addition, if we terminate Mr. Alder's employment without cause, and, within 60 days following his date of termination, we consummate a change in control, Mr. Alder will be entitled to an additional lump-sum severance payment in an amount that when added to his salary continuation equals $375,000. If, within one year following a change in control, we terminate Mr. Alder's employment without cause, or Mr. Alder resigns for good reason, Mr. Alder is entitled to lump-sum severance payment of $375,000. Good reason generally includes a materially adverse alteration in Mr. Alder's nature or status, a reduction in his salary or benefits, and a failure to have a successor corporation assume the agreement.

        During the term of his employment and for two years thereafter, Mr. Alder has agreed to keep all confidential information that he obtains as a result of his employment in confidence. In addition, any information that qualifies as a trade secret will remain confidential until it no longer qualifies as such. During his employment and for a period of 12 months thereafter, Mr. Alder is also prohibited from competing with us anywhere in the world, soliciting our employees, and interfering with our customers and other business relations.

        Stacey M. Peterson.    In February 2000, we entered into a letter agreement with Stacey M. Peterson, our Chief Financial Officer. Pursuant to the agreement, Ms. Peterson receives an annual salary of

$160,000 per year subject to adjustment by our board from time to time. In addition, Ms. Peterson is eligible to participate in our incentive cash compensation plan with a bonus of up to 50% of her base salary. In addition, Ms. Peterson received options to purchase 125,400 shares of our common stock at an exercise price of $2.63 per share under our management stock option plan. Fifty percent of these options cliff vest on the eighth anniversary of the date of grant and the remaining 50% vest ratably over five years beginning on the first anniversary of the date of grant. If Ms. Peterson is terminated without cause, she will receive salary continuation for six months.

Incentive Plans

  Cash Incentive Compensation Plan

        Effective January 1, 2000, we established a cash incentive compensation plan to provide a means of retaining and attracting capable employees and increasing the incentive to key employees to maximize the value of our company. Eligible employees receive a portion of a bonus pool, determined by our board of directors and equal to a percentage of our earnings before interest, taxes and amortization, or EBITA, as defined in the plan. The bonus pool percentage ranges from 1.0% to 5.0% of our EBITA, and is based upon achieving target levels of EBITA. The term of the agreement is for a one-year period with the bonuses payable no later than March 15th of the succeeding year. Upon a participant's termination of employment without cause or resignation for good reason, the participant will be entitled to a pro rata portion of the bonus for the year in which employment is terminated. Upon a termination for cause or a resignation without good reason, participants forfeit all rights to receive their cash incentive bonus.

  Amended and Restated Management Stock Option Plan

        Our Amended and Restated Management Stock Option Plan was initially approved by our board of directors and our shareholders in December 1998 and was most recently amended in June 2000. We have initially reserved 4,000,000 shares of common stock for issuance under this plan, however this amount will be increased on January 1st of each of calendar years 2001, 2002, 2003, and 2004, commencing January 1, 2001, in an amount equal to the lowest of:

  •
  400,000 shares;

  •
  one percent of our outstanding shares of common stock on the last day of the prior fiscal year; or

  •
  a lesser amount determined by our board of directors.

        As a result of these annual increases, a maximum of 5,547,158 shares could be issued over the remaining eight-year life of this plan. As of December 31, 2002, options to purchase 2,880,868 shares of our common stock were outstanding.

        Administration.    The management stock option plan is administered by our board of directors or by the compensation committee of our board, both of which have the full authority to interpret and construe the plan and all awards granted thereunder.

        Stock Options.    The plan provides for the grant of both incentive stock options under Section 422 of the Internal Revenue Code and non-statutory stock options to our employees and consultants and those of our majority-owned subsidiaries. The board of directors has the discretion to determine the exercise price of options granted under our management stock option plan which is generally equal to the fair market value of our common stock on the date of grant. The exercise price of incentive stock options may not be less than 100% of the fair market value of our common stock on the date of grant, or 110% in the case of incentive stock options granted to individuals who own more than 10% of our common stock.

        Generally, 50% of the options granted under the management stock option plan prior to our initial public offering were categorized as A options and the remaining 50% as B options. B options vest ratably over five years beginning on the first anniversary of the date of grant. However, our board or the compensation committee may elect to grant only one type of option. Upon the successful completion of our initial public offering, each optionee received one years' credited service towards the vesting of their B options. A options generally cliff-vest on the eighth anniversary of the date of grant. However, upon the occurrence of specified events, including a sale of shares by our majority shareholders or a merger, a portion of the A options will vest based upon the annual rate of return of our common stock. Following the completion of our initial public offering we have only issued B options, and we do not intend to issue A options in the future.

        Upon an optionee's termination of employment without cause, the optionee will vest in a prorated portion of the B options that would have vested had the optionee remained employed until the next anniversary of the date of grant. The effect of a termination of employment without cause on the A options varies based upon when the optionee is terminated: (i) if the termination occurs more than 18 months prior to the eighth anniversary of the date of grant, all unvested options will remain outstanding and subject to acceleration for nine months; (ii) if the date of termination occurs between six months and 18 months prior to the eighth anniversary of the date of grant, then 50% of the A options will vest; and (iii) if the date of termination occurs less than six months prior to the eighth anniversary of the date of grant, then 100% of the A options will vest. If an optionee's employment is terminated without cause within one year following a change in control, 100% of the B options will vest and a portion of the A options that did not vest upon consummation of the change in control will vest. Both A and B options generally remain exercisable for 90 days following an optionee's termination of employment.

        Call Right.    During the 180-day period following a participant's termination of employment for any reason, we have a right to purchase any vested options or shares of common stock acquired upon exercise of options owned by a participant or any permitted transferee. The purchase price paid for such options will be the difference between the then fair market value and the exercise price and the purchase price for any shares shall be the fair market value of the common stock on the date of purchase. In the event a participant's employment is terminated for cause, the purchase price will be the lesser of the fair market value on the date of purchase and the exercise price.

        Amendment and Termination.    Options granted under the management stock option plan expire on the tenth anniversary of the date of grant. The compensation committee may amend or terminate the plan at any time provided that (i) no such amendment adversely affects an optionee's rights under an existing option, and (ii) no amendment may be made if, under applicable law, shareholder approval is required, unless the committee obtains such shareholder approval. Unless terminated earlier, the management stock option plan will terminate on December 11, 2008.

  2000 Equity Compensation Plan

        In September 2000, we adopted a new equity compensation plan. The purpose of the equity compensation plan is to attract, motivate, and retain officers, employees, and consultants and reward such individuals for their contribution to our success. The plan provides for the grant of a variety of equity-based awards including, without limitation, stock options, incentive stock options, restricted stock, stock awards, and stock appreciation rights. Awards under the plan may constitute "qualified performance-based compensation" as defined in Section 162(m) of the Internal Revenue Code. We have initially reserved 2,000,000 shares of common stock for issuance under this plan, however this amount will be increased on January 1st of each of calendar years 2001, 2002, 2003, and 2004, commencing January 1, 2001, in an amount equal to the lowest of:

  •
  400,000 shares;

  •
  one percent of our outstanding shares of common stock on the last day of the prior fiscal year; or

  •
  a lesser amount determined by our board of directors.

        As a result of these annual increases, a maximum of 3,547,158 shares could be issued over the remaining 10-year life of this plan.

        Awards Granted.    In connection with our initial public offering in September 2000, we granted our employees an aggregate of 70,832 shares. The stock awards were fully vested as of the date of grant. No other awards have been granted under our 2000 Equity Compensation Plan.

        Administration Of The Plan.    The plan is administered by our compensation committee, which has the authority to:

  •
  select the individuals who will receive awards, the type of awards granted, the number of shares of our common stock underlying each award and, subject to the provisions of the plan, the terms and conditions of such award;

  •
  construe the plan and any award documents delivered to participants under the plan; and

  •
  prescribe, amend, and rescind rules and procedures relating to the plan.

        The compensation committee may delegate to one or more of our officers some or all of its authority under the plan. However, the compensation committee may not delegate its authority to (i) grant stock options or other awards under the plan to our officers who are required to file reports of their beneficial ownership of our stock under Section 16 of the Securities Exchange Act of 1934, or (ii) to make awards that are intended to constitute "qualified performance-based compensation" under Section 162(m) of the Code.

        Options.    Stock options granted under the plan may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code or nonqualified stock options. All terms of stock options including exercise price, vesting, and the term of the option will be determined by the compensation committee. However, incentive stock options must have an exercise price equal to 100% of the fair market value of our common stock on the date of grant (110% of the fair market value in the case of 10% shareholders).

        Stock Appreciation Rights.    Stock appreciation rights allow a participant to receive, upon exercise, an amount in cash (or shares of our common stock) equal to the excess of the fair market value of our common stock on the date of exercise over the fair market value on the date of grant. Stock appreciation rights may be granted alone or in tandem with another award. If granted in tandem with an option, stock appreciation rights will cover an equal or lesser number of shares as are covered by the option, will be exercisable at the same time or times and to the extent as the related stock option, and will have the same terms and exercise price as the related stock option. Upon exercise of a stock appreciation right granted in tandem with an option, the related option will be cancelled automatically to the extent of the number of shares covered by the exercise. Likewise, upon exercise of a stock option, the tandem stock appreciation right associated with the option will be cancelled.

        Performance Awards.    Performance awards are conditioned upon the achievement of certain targets during a specified performance period established by the compensation committee. Any performance awards will be made in compliance with the provisions of Section 162(m) of the Internal Revenue Code. Performance awards may be settled in cash, common stock, or a combination thereof. The maximum aggregate value of the cash and other property payable to a participant during any twelve-month performance period is $5.0 million. This limit will be proportionately adjusted up or down if the performance period is more than or less than 12 months.

        Stock Awards.    The compensation committee may grant shares of our common stock to participants for no consideration other than the provision of services. Stock awards may also be granted in lieu of other compensation or benefits payable. The shares of common stock underlying the stock awards will be subject to the vesting conditions, restrictions on transfer, or other incidents of ownership determined by the compensation committee and provided in the award agreement. The share certificates representing the shares granted to the participant will be registered in the name of the participants but held by us. We may take any actions we deem necessary to restrict the transfer of unvested restricted stock. Other than these restrictions on transfer and other restrictions as determined by the compensation committee and provided in the award agreement, a participant who is granted a stock award will have the rights of a shareholder, including the rights to receive dividends and to vote.

        Restricted Stock Units.    Restricted stock units represent the right to receive one share of common stock subject to the terms and conditions established by the compensation committee and provided in the award certificate. The restricted stock units are payable in common stock, cash, or other property elected by the compensation committee having a value equal to the fair market value of our common stock on the date of settlement.

        Transferability Of Awards.    Awards granted under the 2000 Equity Compensation Plan are generally not transferable by the participant and, during the lifetime of a participant, are only exercisable by the participant.

        Amendment And Termination.    Unless terminated sooner, the 2000 Equity Compensation Plan will terminate automatically on the tenth anniversary of the effective date. The compensation committee may at any time amend or terminate the plan or any related document, except that the committee may not make any amendments that would require shareholder approval without obtaining such shareholder approval.

  401(K) Plan

        We and our subsidiaries each sponsor a defined contribution plan intended to qualify under Section 401 of the Internal Revenue Code, or a 401(k) plan. All non-union employees who have completed at least one year of service are eligible to participate in the plan. Participants may elect to make pre-tax contributions to the plan of up to 15% of their eligible earnings, subject to a statutorily prescribed annual limit. Participants are fully vested in their contributions and the investment earnings. At our discretion, we make matching contributions to the 401(k) plan based upon employee contributions and profit sharing as provided for in the plan. Contributions by the participants to the 401(k) plan, and the income earned on these contributions, are generally not taxable to the participants until withdrawn.

Equity Compensation Plan Information

        The following table sets forth information with respect to our common stock that may be issued upon the exercise of stock options, warrants, and rights under our Amended and Restated Management Stock Option Plan and our 2000 Equity Compensation Plan as of April 15, 2003.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Shareholders	3,031,849	$5.48	4,504,465
Equity Compensation Plans Not Approved by Shareholders	—	—	—
Total	3,031,849	$5.48	4,504,465

Report of the Compensation Committee

        The following Report on Executive Compensation and the Report of the Audit Committee and performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference in any other filing of ours under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this Report or the performance graph by reference therein.

        Under rules established by the Securities and Exchange Commission, we are required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting our executive officers (including the executive officers named in the Summary Compensation Table above) during the past fiscal year. The report of our compensation committee is set forth below.

        Kenton K. Alder became our President and Chief Executive Officer in March 1999. In August 2000, the compensation committee approved a three-year employment agreement with Mr. Alder that provides for a base salary of $250,000 (subject to adjustment by our board), which the committee believes to be consistent with industry parameters. The employment agreement also provides customary benefits. Mr. Alder did not receive a bonus for 2002. The compensation committee believes that the attributes of Mr. Alder's compensation provide appropriate performance-based incentives.

        The compensation committee's general philosophy with respect to the compensation of our other executive officers has been to recommend competitive compensation programs designed to attract and retain key executives critical to our long-term success and to recognize an individual's contribution and personal performance. None of our executive officers received a bonus for 2002. In addition, we maintain stock option plans designed to attract and retain executive officers and other employees and to reward them for delivering long-term value to us. Pursuant to these plans, in 2002 the compensation committee approved fair market value option grants to certain executive officers.

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction to public companies for certain compensation in excess of $1 million paid to a corporation's chief executive officer or any of its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. We have structured our equity-based compensation plans (i.e., obtained shareholder approval of plans) to qualify the compensation income deemed to be received upon the exercise of stock options granted under the plans as performance-based compensation. The compensation committee intends to review the potential effects of Section 162(m) periodically and in the future may decide to structure additional portions of our compensation programs in a manner designed to permit unlimited deductibility for federal income tax purposes. We are not currently subject to the limitations of Section 162(m) because none of our executive officers received cash payments from us during 2002 in excess of $1 million.

  Jeffrey W. Goettman
  John G. Mayer
  Michael E. Moran

Compensation Committee Interlocks and Insider Participation

        During the fiscal year ended December 31, 2002, our compensation committee consisted of Messrs. Goettman, Mayer, and Moran. None of these individuals had any contractual or other relationships with us during such fiscal year except as directors. No interlocking relationship exists between any member of our compensation committee and any member of any other company's board of directors or compensation committee.

Report of the Audit Committee

        The board of directors has appointed an audit committee consisting of three directors. All members of the audit committee are able to read and understand fundamental financial statements, including our balance sheet, income statement, and cash flow statement. At least one member of the audit committee has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibility. Our board of directors has determined that Messrs. Bass, Beck, and Mayer are independent directors, as defined by Rule 4200(a)(14) of the NASD's listing standards.

        The primary responsibility of the audit committee is to assist the company's board of directors in fulfilling its responsibility to oversee management's conduct of the company's financial reporting process, including overseeing the financial reports and other financial information provided by the company to governmental or regulatory bodies (such as the Securities and Exchange Commission), the public, and other users thereof; the company's systems of internal accounting and financial controls; and the annual independent audit of the company's financial statements.

        Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

        In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements with management and the independent auditors. The audit committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61. This included a discussion of the auditors' judgments as to the quality, not just the acceptability, of the company's accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards. In addition, the audit committee received from the independent auditors written disclosures and the letter required by Independence Standards Board Standard No. 1. The audit committee also discussed with the independent auditors the auditors' independence from management and the company, including the matters covered by the written disclosures and letter provided by the independent auditors.

        The audit committee discussed with the company's independent auditors the overall scope and plans for their audits. The audit committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the company, the internal controls, and the overall quality of the financial reporting. The audit committee held seven meetings during the fiscal year ended December 31, 2002.

        Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

        The board of directors has adopted a written charter for the audit committee. We have reviewed the adequacy of the written charter and certify that it is in compliance with Rule 4350(d)(1) of the NASD's listing standards.

        This report has been furnished by the audit committee to the company's board of directors.

    James K. Bass
    Richard P. Beck
    John G. Mayer

PERFORMANCE GRAPH

        The following graph compares, for the period from September 21, 2000 to December 31, 2002, the cumulative total shareholder return on our common stock against the cumulative total return of:

  •
  the Nasdaq Composite Index; and

  •
  a peer group consisting of us and four other publicly traded printed circuit board companies that we have selected.

        The graph assumes $100 was invested in our common stock on September 21, 2000, the date on which our common stock became registered under Section 12 of the Securities Exchange Act of 1934 as a result of our initial public offering, and an investment in each of the peer group and the Nasdaq Composite Index, and the reinvestment of all dividends. The companies included in the peer group were Viasystems Group, Inc. (NYSE: VG), Sanmina Corporation (Nasdaq NM: SANM), Merix Corporation (Nasdaq NM: MERX), and DDi Corp. (Nasdaq NM: DDIC).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Persons or Entities Related to Our Directors

        Four of our directors are principals in entities that control Circuit Holdings, our largest stockholder. Mr. Goettman, a director of TTM, is also a Managing Director of Thayer Capital Partners. Mr. McCormick, a director of TTM, is also a Vice President of Thayer Capital Partners. Thayer Capital Partners is affiliated with one of our shareholders, Thayer Equity Investors III, L.P., which owns approximately 31% of Circuit Holdings, and with another of our shareholders, Thayer Equity Investors IV, L.P., which owns approximately 28% of Circuit Holdings. Thayer Capital Partners is also affiliated with another of our shareholders, TC Circuits, L.L.C., which owns approximately 1% of Circuit Holdings. Michael E. Moran, another director of TTM, is a Partner of Brockway Moran & Partners, Inc. Brockway Moran & Partners, Inc. controls another of our shareholders, Brockway Moran & Partners Fund, L.P., which owns approximately 40% of Circuit Holdings.

Management Fees And Agreements

        Upon consummation of our initial public offering, we entered into an amended, restated and consolidated management agreement with T.C. Management, L.L.C., T.C. Management IV, L.L.C., and Brockway & Moran Partners Management, L.P. The agreement provides that, in consideration for the value of the financial advisory services rendered by the entities in connection with certain capital-raising transactions, we will pay a financial advisory fee equal to 1.5% of the first $50 million of the proceeds or value of any transaction with respect to which the three entities render financial advisory services to us, and 1% of any amount of proceeds or value in excess of $50 million. The agreement further provides that our obligation to pay financial advisory fees will terminate if, immediately prior to the closing of any transaction in respect of which these three entities render financial advisory services, these entities and their affiliates, on a combined basis, own less than 25% of our outstanding voting equity securities. We believe this arrangement is on terms no less favorable to us than we could have obtained from third parties.

        We paid T.C. Management, T.C. Management IV and Brockway Moran & Partners Management a financial advisory fee of approximately $258,000 in connection with our secondary offering in February 2002. We paid TC Management IV and Brockway Moran & Partners Fund, LP a financial advisory fee of approximately $500,000 in connection with our purchase of Advanced Circuits, Inc. in December 2002.

Consulting Agreement

        During 2002, we had a consulting and management services agreement with an entity controlled by Kenneth L. Shirley, a former director of our company. The former director, through the entity, provided management and consulting services typical of those provided by a chief operating officer. We paid the entity approximately $168,000 for these services in 2002.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

        On May 14, 2002, we engaged the accounting firm of KPMG LLP as our new independent public accountants and dismissed Arthur Andersen LLP. The decision to change accounting firms was recommended and approved by the audit committee and our board of directors on May 10, 2002.

        During the fiscal years ended December 31, 2001 and 2000 and the subsequent interim reporting periods from the last audit date of December 31, 2001, through and including the termination date of May 14, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, accounting scope or procedure, or any reportable events.

        The report of Arthur Andersen LLP on our financial statements for the fiscal years ended December 31, 2001 and 2000 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

        We requested Arthur Andersen LLP to furnish a letter addressed to the Securities and Exchange Commission ("SEC") stating whether or not it agreed with the above statements. A copy of this letter addressed to the SEC, dated May 14, 2002, was filed as Exhibit 16 to our Current Report on Form 8-K filed with the SEC on May 17, 2002.

        We engaged KPMG LLP as our new independent public accountants on May 14, 2002. We had not consulted with KPMG LLP during the fiscal years ended December 31, 2001 and 2000 or during the subsequent interim reporting periods from the last audit date of December 31, 2001, through and including the termination date of May 14, 2002, on either the application of accounting principles or type of opinion KPMG LLP might issue on our financial statements.

        KPMG LLP was our independent public accountants for the year ended December 31, 2002 and will serve in that capacity for the 2003 fiscal year unless the audit committee deems it advisable to make a substitution. We anticipate that representatives of KPMG LLP will attend the annual meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Audit Fees

        The following is a summary of fees, all of which were approved by the audit committee, billed by KPMG LLP for audit and other professional services during the period from May 14, 2002 through December 31, 2002:

2002
Audit fees	$219,000
Audit-related fees	110,000
Tax fees	17,000
All other fees	—

Total	$346,000

        "Audit-related fees" include fees for employee benefit plan audit and due diligence assistance and accounting consultation on proposed transactions. "Tax fees" include tax return preparation and consultation fees.

        The following is a summary of fees, all of which were approved by the audit committee, billed by Arthur Andersen LLP for audit and other professional services during the year ended December 31, 2001 and the period from January 1, 2002 through May 14, 2002:

	2001	2002
Audit fees	$180,000	$212,000
Audit-related fees	13,000	1,000
Tax fees	38,000	6,000
All other fees	—	—

Total	$231,000	$219,000

        "Audit fees" for 2002 include fees related to our secondary offering completed in February 2002. "Audit-related fees" include fees for employee benefit plan audit and consultation on various accounting issues. "Tax fees" include tax return preparation and consulting fees.

2002 ANNUAL REPORT ON FORM 10-K

        We have mailed with this proxy statement a copy of our annual report to each shareholder of record as of May 14, 2003. If a shareholder requires an additional copy of our annual report, we will provide one, without charge, on the written request of any such shareholder addressed to our Secretary at TTM Technologies, Inc., 2630 S. Harbor Blvd., Santa Ana, California 92704.

SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

        We must receive shareholder proposals that are intended to be presented at our annual meeting of shareholders to be held during calendar year 2004 no later than January 28, 2004, in order to be included in the proxy statement and form of proxy relating to such meeting. Pursuant to Rule 14a-4 under the Securities Exchange Act of 1934, we intend to retain discretionary authority to vote proxies with respect to shareholder proposals for which the proponent does not seek to have us include the proposed matter in the proxy statement for the annual meeting to be held during calendar 2004, except in circumstances where (a) we receive notice of the proposed matter no later than April 12, 2004, and (b) the proponent complies with the requirements set forth in Rule 14a-4.

OTHER MATTERS

        As of the date of this proxy statement, we know of no matter that will be presented for consideration at the annual meeting other than the election of directors. If, however, any other matter should properly come before the annual meeting for action by shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By Order of the Board of Directors,

/s/ STACEY M. PETERSON
Secretary
Santa Ana, California
May 27, 2003

TTM TECHNOLOGIES, INC.
2003 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF THE COMPANY

        The undersigned hereby, as holder of Common Stock, no par value ("Common Stock"), of TTM TECHNOLOGIES, INC., a Washington corporation (the "Company") hereby appoints Kenton K. Alder and Stacey M. Peterson, and each of them, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse, all of the shares of Common Stock held of record by the undersigned at the close of business on May 14, 2003 at the 2003 Annual Meeting of Shareholders of the Company to be held at the Company's corporate offices located at 2630 S. Harbor Blvd., Santa Ana, California 92704 on June 26, 2003 at 10:00 a.m., local time, and at any adjournment or postponement thereof.

(Continued, and to be signed and dated, on the reverse side.)

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.	Please mark your votes as indicated in this example	☐
		FOR all nominees listed below (except as indicated)	WITHHOLD AUTHORITY to vote for all nominees listed below.
1.	ELECTION OF DIRECTORS:	☐	☐
2. Upon such other matters as may properly come before such Annual Meeting or any adjournments or postponements thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
01 02 03	Jeffrey W. Goettman Michael E. Moran John G. Mayer			The undersigned hereby acknowledges receipt of (1) the Notice of Annual Meeting and proxy statement relating to the 2003 Annual Meeting and (2) the Company's 2002 Annual Report to Shareholders.
Withheld for the nominees you list below: (Write that nominee's name in the space provided below.)
A majority of such proxies or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

(Please date and sign exactly as the name appears hereon. When shares are held by joint tenants, all should sign. When signing as fiduciary (e.g., attorney, executor, administrator, conservator, trustee, or guardian), please give title. If a corporation or partnership, please sign in corporate or partnership name by an authorized person.)
Signature	Signature	Date	, 2003

Sign, Date, and Return the Proxy Card Promptly Using the Enclosed Envelope. Votes must be indicated (x) in Black or Blue Ink.

QuickLinks

TABLE OF CONTENTS
ABOUT THE MEETING
ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
2002 ANNUAL REPORT ON FORM 10-K
SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING
OTHER MATTERS